As filed with the Securities and Exchange Commission on February 28, 2002
                                                        Registration No. 333-[ ]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------
                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
               (Exact name of registrant as specified in charter)

           NEW YORK                                            14-0555980
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                           Identification Number)

                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879
                                 (845) 452-2000

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------
                      PAUL J. GANCI, CHAIRMAN OF THE BOARD
                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879
                                 (845) 486-5477
                                       OR
                       JOHN E. GOULD, ASSISTANT SECRETARY
                            ONE CHASE MANHATTAN PLAZA
                          NEW YORK, NEW YORK 10005-1401
                                 (212) 344-5680
 (Name, address, including zip code, and telephone number, including area code, of agents for service)
                              -------------------
                        COPIES OF ALL COMMUNICATIONS TO:

                              LUCAS F. TORRES, ESQ.
                             PILLSBURY WINTHROP LLP
                             ONE BATTERY PARK PLAZA
                          NEW YORK, NEW YORK 10004-1490
                            (COUNSEL FOR THE AGENTS)
                                 (212) 858-1980
                              -------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective, when warranted by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
                             -------------------
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

------------------------------------------------------------------------------------------------------------------------------------
                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                        PROPOSED MAXIMUM PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF      AMOUNT TO BE              OFFERING PRICE         AGGREGATE OFFERING          AMOUNT OF
     SECURITIES TO BE REGISTERED   REGISTERED(1)               PER UNIT(1)              PRICE(1)(2)      REGISTRATION FEE(2)(3)
------------------------------------------------------------------------------------------------------------------------------------
           Debt Securities          $57,500,000                   100%                  $57,500,000              $5,290
------------------------------------------------------------------------------------------------------------------------------------

(1) Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee.

(2)Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein relates to an aggregate of $100,000,000 principal amount of debt securities consisting of (a) $57,500,000 principal amount of securities being registered hereby and (b) $42,500,000 principal amount of debt securities that are as yet unsold that previously were registered under Central Hudson's Registration Statement on Form S-3 (No. 333-65597), originally filed with the Commission on October 13, 1998 and amended on December 15 and 16, 1998 and January 5, 1999. Aggregate registration fees previously paid in connection with the registration of the unsold debt securities identified in this footnote are $12,538. Accordingly, the registration fee consists of $5,290 paid herewith and $12,538 previously paid.

(3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.
                             -------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                 SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2002

PROSPECTUS

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                                 DEBT SECURITIES



    By this prospectus, we may offer from time to time up to $100,000,000 of our debt securities. The debt securities may be issued in one or more series and will be unsecured. Any series may provide for one or more issuances of debt securities. The debt securities of each series or issuance will be offered on terms to be determined at the time of sale. The debt securities may be issued as individual securities in registered form, or as one or more global securities in registered form.

    WE WILL PROVIDE THE SPECIFIC TERMS OF THE DEBT SECURITIES IN ONE OR MORE SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND THE APPLICABLE SUPPLEMENTS CAREFULLY BEFORE YOU INVEST.

    We may offer the debt securities in any of the following ways:

    o    directly;
    o    through agents;
    o    through dealers; or
    o through one or more underwriters or a syndicate of underwriters in an underwritten offering.

                             ----------------------

    THE DEBT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

       THE DATE OF THIS PROSPECTUS IS __________________ ________ , 2002.


                             ----------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

About this Prospectus ......................................................   2
Where You Can Find More Information ........................................   2
Central Hudson Gas & Electric Corporation ..................................   3
Recent Developments ........................................................   4
Forward-Looking Statements .................................................   5
Use of Proceeds ............................................................   5
Ratios of Earnings to Fixed Charges ........................................   6
Description of the Debt Securities .........................................   6
Legal Matters ..............................................................  12
Experts ....................................................................  12
Plan of Distribution .......................................................  12

                              ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement (No. 333-______) that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may offer, from time to time, the debt securities described in this prospectus in one or more offerings with a total aggregate principal amount not to exceed $100,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and terms of the debt securities being offered. The prospectus supplement and any applicable pricing supplement may also add, update or change information in this prospectus. Please carefully read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov.

    The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2001, which we have filed with the SEC, as amended by our Form 10-K/A filed on February 28, 2002.

    Our future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 are also incorporated by reference until our offering of the debt securities is completed.

    You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

                              Treasurer
                              Central Hudson Gas & Electric Corporation
                              284 South Avenue
                              Poughkeepsie, New York 12601-4879
                              (845) 486-5597

    YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IN ANY PRICING SUPPLEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, ANY APPLICABLE PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE COVER OF THE DOCUMENT. WE ARE NOT MAKING AN OFFER OF THE DEBT SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION

    Central Hudson Gas & Electric Corporation is a public utility that serves the Mid-Hudson River Valley region of New York State. We or our predecessors have been in business since 1900. We purchase, transmit, generate and sell electricity and purchase, transport and sell natural gas. Pursuant to a share exchange effective December 15, 1999, we became a wholly-owned subsidiary of CH Energy Group, Inc. Our preferred stock and debt obligations have not changed as a result of the share exchange.

    CH Energy Group, Inc., is also the holding company for various other energy-related businesses in the Northeast and Mid-Atlantic regions, engaged primarily in the distribution of fuel oil, gasoline, diesel, kerosene and propane; the sale of natural gas; the installation and maintenance of electrical systems and heating, ventilation and air conditioning equipment; project construction; and providing services for electric generators installed on customers' property.

    Our principal executive office is located at 284 South Avenue, Poughkeepsie, New York 12601-4879 and our telephone number is (845) 452-2000.

    Total revenues and operating income before income taxes (expressed as percentages) derived from our electric and gas operations accounted for approximately the following percentages of our total revenues and operating income before income taxes for each of the last three years:

                                                    PERCENT OF OPERATING
                   PERCENT OF TOTAL REVENUES      INCOME  BEFORE INCOME TAXES
                   -------------------------     ----------------------------
                   ELECTRIC            GAS        ELECTRIC             GAS
                   --------           -----      ---------           -------

2001 .............   79.5%             20.5%        73.3%             26.7%
2000 .............   83.2%             16.8%        86.2%             13.8%
1999 .............   82.0%             18.0%        86.6%             13.4%

    For the year ended December 31, 2001, we served an average of 280,769 electric and 65,774 natural gas customers monthly. Ourl electric revenues during that period were derived from the following sources (approximate):

    o  43.1% from residential  customers;

    o  31.0% from commercial  customers;

    o  16.0% from industrial customers; and

    o  9.9% from other utilities and miscellaneous sources.

    Our total natural gas revenues during that period were derived from the following sources (approximate):

    o  49.1% from residential customers;

    o  37.5% from commercial customers;

    o  3.8% from industrial customers;

    o  2.9% from interruptible customers; and

    o 6.7% from miscellaneous sources (including revenues from transportation of customer-owned natural gas).

    Our largest customer is International Business Machines Corporation, which accounted for approximately 8.0% of our total electric revenues and approximately 1.0% of our total gas revenues for the year ended December 31, 2001.

                               RECENT DEVELOPMENTS

SALE OF PLANTS

    On January 30, 2001, we sold our 500-megawatt Danskammer Point Steam Electric Generating Plant and our 35% interest in the 1,200-megawatt Roseton Steam Electric Generating Plant to affiliates of Dynegy Power Corp. for approximately $713 million.

    On November 7, 2001, we sold our 9.0% interest in the 1,148-megawatt Unit 2 of the Nine Mile Point Nuclear Station to an affiliate of Constellation Nuclear LLC for a total consideration of $66.2 million, of which $28.4 million was paid in cash and $37.8 million of principal and interest will be paid under a five year promissory note, all subject to certain post-closing adjustments.

    To partially support our full service customers, we entered into an agreement with Dynegy to purchase capacity and energy from January 30, 2001 through October 31, 2003 (with our right to extend that period to October 31, 2004). We also entered into an agreement with Constellation to purchase capacity and energy from Nine Mile Unit 2 during the 10-year period beginning November 7, 2001. In each case, the energy will be purchased at specified prices, which increase over the life of the respective contract.

PSC RATE ORDER

    Effective October 25, 2001, the New York State Public Service Commission issued its Order Establishing Rates in a major rate and restructuring proceeding filed by us.

    The Order has a term of three years, beginning July 1, 2001, with our option to extend the Order for up to two years. Electric delivery rates were reduced by 1.2% and then frozen for the remainder of the term of the Order. Natural gas delivery rates were frozen for the term of the Order. Our customers will receive refunds of $25 million annually for each of the first three years the Order is effective. We will be allowed an annual base return on common equity of 10.3% on the equity portion of our rate base (approximately $250 million) determined separately for our electric and gas operations. Earnings above the 10.3% base return on equity will be retained by us up to 11.3% with a 50/50 sharing between our customers and us for amounts between 11.3% and 14.0%. Earnings above 14.0% will be reserved for customer benefits. The common equity ratio used to determine return on equity will be capped at 47% in the first year of the Order and will decline 1% per year in each of the next two years.

    Excess proceeds from power plant sales and deferred regulatory accounts approximating $164 million (net of tax) are available for our customers' benefit. The Order provides for the following customer benefit uses, unused amounts to remain available for future disposition:

    o Customer refunds                   $45 million  (after tax)

    o Rate base reduction                $42.5 million (after tax)

    o Reliability program                $13 million (after tax)

    o Offset of manufactured gas         $12.6 million (after tax)
      plant site remediation costs

    The Order also establishes customer service standards, enhanced low income and customer education programs.

DEFEASANCE OF MORTGAGE INDENTURE

    On November 6, 2001, we defeased our first mortgage bond indenture by depositing approximately $39 million with the trustee under that indenture. Effective that date, we are released of all obligations under that indenture. We can no longer issue secured debt under that indenture.

                           FORWARD-LOOKING STATEMENTS

    This prospectus and the information incorporated by reference may contain statements which, to the extent they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements will contain words such as "believes," "expects," "intends," "plans," and other similar words. All forward-looking statements are intended to be subject to the safe harbor protection provided by such sections. A number of important factors affecting Central Hudson's business and financial results could cause actual results to differ materially from those stated in the forward-looking statements. Those factors include, but are not limited to, weather, energy supply and demand, fuel prices, interest rates, potential future acquisitions, developments in the legislative, regulatory and competitive environments and market risks, electric and gas industry restructuring and cost recovery, future market prices for energy, capacity and ancillary services, the ability to obtain adequate and timely rate relief, changes in fuel supply or costs and the success of strategies to satisfy power requirements now that Central Hudson's electric generation has been sold, the outcome of pending litigation, and certain environmental matters, particularly industrial waste site remediation requirements, and certain presently unknown or unforeseen factors.

                                 USE OF PROCEEDS

    We are offering hereby our unsecured debt securities, in the maximum amount described on the cover page of this prospectus, on terms to be determined when an agreement or agreements to sell any or all of the debt securities are made from time to time.

    We expect to use the net proceeds from sales of the debt securities for:

    o  the payment of maturing issues of long-term debt;

    o repayment of short-term debt incurred or expected to be incurred for working capital requirements in connection with our construction program; and/or

    o financing expenditures for our construction program, funding of customer benefits/refunds and for other corporate purposes.

    More specific information concerning the use of the proceeds from any particular sale of debt securities will be set forth in the applicable prospectus supplement. Pending application for such purposes, proceeds from the sale of the debt securities may be temporarily invested in short-term instruments.

    We anticipate the need for additional funds for our construction program and for other corporate purposes and expect to incur short-term borrowings and may issue and sell additional securities as needed, in amounts and of types presently undetermined.

    Reference is made to the information contained in the documents referred to under the heading "Where You Can Find More Information" regarding our construction program and other significant capital requirements and our general financing plan and capabilities.

                       RATIOS OF EARNINGS TO FIXED CHARGES

    Our ratios of earnings to fixed charges for each of the last five fiscal years are as follows:

                                                             YEAR ENDED DECEMBER 31,
                                              -----------------------------------------------
                                               1997      1998      1999       2000       2001
                                              -----     -----     -----      -----      -----
Ratio of Earnings to Fixed Charges .........   3.94      3.83      3.58       3.75       2.23

    For purposes of the determination of this ratio, the following should be noted:

    (1) Earnings consist of pretax income from continuing operations adjusted to add the amount of fixed charges computed for this ratio and also include our share in the income of our subsidiary, which is wholly owned. Since we are a public utility, earnings include allowance for funds used during construction.

    (2) Fixed charges consist of interest charges on first mortgage bonds, other long-term debt, other interest charges including interest on short-term debt, amortization of premium and expense on debt and the portion of rents representative of the interest factor. These charges have not been reduced by any allowance for funds used during construction.

                       DESCRIPTION OF THE DEBT SECURITIES

    GENERAL: The debt securities will be issued under an indenture, dated as of April 1, 1992, between us and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (as successor trustee to Morgan Guaranty Trust Company of New York), as trustee. The debt securities may be issued in one or more series. Each series may provide for one or more issuances of debt securities. The following contains a description of the material terms of the debt securities. For a complete description of the debt securities, you should read the indenture.

    The indenture does not limit the aggregate principal amount of debt securities which may be issued thereunder. The indenture also does not limit the amount of other debt, secured or unsecured, which we may issue. The debt securities will be our unsubordinated and unsecured obligations ranking equally with all our existing and future unsubordinated and unsecured obligations.

    Reference is made to the applicable prospectus supplement for a description of the following terms of specific series of debt securities:

    o   the title of debt securities of such series;

    o the limit, if any, upon the aggregate principal amount of debt securities of such series;

    o the rate or rates, or the method of determination thereof, at which debt securities of such series will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable; and the regular record dates for the interest payable on such interest payment dates;

    o our obligation, if any, to redeem or purchase debt securities of such series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the periods within which or the dates on which, the prices at which and the terms and conditions upon which debt securities of such series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

    o the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, if any, in whole or in part, at our option;

    o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of such series will be issuable;

    o   whether debt  securities  of such series are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for such global securities; and

    o any other terms of such debt securities not inconsistent with the provisions of the indenture.

    PAYMENT OF DEBT SECURITIES; TRANSFERS, EXCHANGES: Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date relating to such interest payment date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise) will be paid to the person to whom the principal of such debt security is paid. However, if there has been a default in the payment of interest on any debt security, such defaulted interest may be payable to the registered holder of such debt security as of the close of business on a date selected by the trustee not more than 15 days and not less than 10 days prior to the date we propose for payment of such defaulted interest.

    Principal of and premium, if any, and interest, if any, on the debt securities at maturity will be payable upon presentation of the debt securities at the principal corporate trust office of U.S. Bank Trust National Association, or of any successor paying agent, in New York, New York. We may change the place of payment on the debt securities, may appoint one or more paying agents (including ourselves) and may remove any paying agent, all in our discretion. The applicable prospectus supplement, or a supplement thereto, will identify any new place of payment and any paying agent appointed and will disclose the removal of any paying agent effected prior to the date of such prospectus supplement or supplement thereto.

    The transfer of debt securities may be registered, and debt securities may be exchanged for other debt securities of authorized denominations and of like tenor and aggregate principal amount, at the principal corporate trust office of U.S. Bank Trust National Association, or any successor transfer agent and registrar, in New York, New York. We may change the place for registration of transfer of the debt securities, may appoint one or more additional security registrars or transfer agents (including ourselves) and may remove any security registrar or transfer agent, all in our discretion. The applicable prospectus supplement, or a supplement thereto, will identify any new place for registration of transfer and any additional security registrar or transfer agent appointed and will disclose the removal of any security registrar or transfer agent effected prior to the date of such prospectus supplement or supplement thereto. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We will not be required (a) to issue, register the transfer of, or exchange debt securities during a period of 15 days prior to giving any notice of redemption or (b) to issue, register the transfer of, or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

    REDEMPTION: Any terms of the optional or mandatory redemption of any series of debt securities will be set forth in the applicable prospectus supplement. Except as shall otherwise be provided with respect to any series of debt securities, or any tranche thereof, redeemable at the option of the holder, the debt securities of such series, or any tranche thereof, will be redeemable only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption and, if less than all of the debt securities of any series, or any tranche thereof, are to be redeemed, the particular debt securities will be selected by such method as the trustee deems fair and appropriate.

    Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such debt securities and that if such money has not been so received, such notice will be of no force or effect and we will not be required to redeem such debt securities.

    EVENTS OF DEFAULT: The following constitute events of default under the indenture with respect to each series of debt securities outstanding thereunder:

    o failure to pay any interest on any debt security of such series within 60 days after the same becomes due and payable;

    o failure to pay any principal of or premium, if any, on any debt security of such series within three business days after the same becomes due and payable;

    o failure to perform or breach of any of our covenants or warranties in the indenture (other than a covenant or warranty solely for the benefit of one or more other series of debt securities) for 60 days after written notice to us by the trustee, or to us and the trustee by the holders of at least 33% in principal amount of the debt securities of such series outstanding under the indenture as provided in the indenture;

    o a default under any evidence of indebtedness by us (including a default with respect to any series of debt securities) or a default under any instrument under which there may be issued any such indebtedness, in each case aggregating in excess of $5 million, which default shall constitute a failure to pay the principal of such indebtedness when due and payable (after the expiration of any applicable grace period) or shall have resulted in the acceleration of when such indebtedness becomes due and payable if (1) either the trustee, or at least 10% in principal amount of any outstanding series of debt securities, shall have given us notice of such default and (2) within 10 days of said notice, such indebtedness is not discharged or such acceleration is not rescinded or annulled;

    o   certain events of bankruptcy, insolvency or reorganization; and

    o any other event of default specified with respect to debt securities of such series.

    REMEDIES: If an event of default with respect to any series of debt securities occurs and is continuing, then either the trustee or the holders of not less than 33% in principal amount of the outstanding debt securities of such series may declare the principal amount (or if the debt securities of such series are discount notes or similar debt securities, such portion of the principal amount as may be specified in the applicable prospectus supplement) of all of the debt securities of such series to be due and payable immediately; provided, however, that if such an event of default occurs and is continuing with respect to more than one series of debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series.

    At any time after the declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event or events of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if-

    o    we have paid or deposited with the trustee a sum sufficient to pay

         --     all overdue interest on all debt securities of such series,

         -- the principal of and premium, if any, on any debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such debt securities,

         -- interest upon overdue interest at the rate or rates prescribed therefor in such debt securities, to the extent that payment of such interest is lawful, and

         --     all amounts due to the trustee under the indenture; and

    o any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of the debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture.

    If any such event of default with respect to the debt securities of any series occurs and is continuing, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series, subject to the following:

    o If such an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one of such series;

    o Such direction will not be in conflict with any rule of law or with the indenture and could not involve the trustee in personal liability in circumstances where reasonable indemnity would not be adequate;

    o The trustee may take any other action it deems proper which is not inconsistent with such direction; and

    o The trustee shall not be obligated to take any action unduly prejudicial to holders not joining in such direction.

    The right of a holder of any debt security of such series to institute a proceeding with respect to the indenture is subject to certain conditions precedent, but each holder has an absolute right to receive payment of principal and premium, if any, and interest, if any, when due and to institute suit for the enforcement of any such payment. The indenture generally provides that the trustee, within 90 days after the occurrence of any default thereunder with respect to the debt securities of a series, is required to give the holders of the debt securities of such series notice of any default known to it, unless cured or waived. Except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any debt securities of such series, however, the trustee may withhold such notice if the trustee determines that it is in the interest of such holders to do so. Furthermore, in the case of such an event of default caused by our failure to perform or our breach of any covenant or warranty in the indenture, no such notice shall be given to such holders until at least 75 days after the occurrence thereof.

    We will be required to furnish annually to the trustee a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance.

    COVENANTS: MAINTENANCE OF PROPERTY; PRESERVATION OF RIGHTS; CONSOLIDATION, OR MERGER, ETC.; NEGATIVE PLEDGE: We will cause (or, with respect to property owned in common with others, make a reasonable effort to cause) all our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and will cause (or with respect to property owned in common with others, make a reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in our judgment, may be necessary so that the business carried on in connection therewith may be properly conducted. The foregoing, however, shall not prevent us from discontinuing, or causing the discontinuance of, the operation and maintenance of any of our properties if such discontinuance is, in our judgment, desirable in the conduct of our business.

    Subject to the provisions described in the next paragraph, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises. We shall not, however, be required to preserve any such right or franchise if, in our judgment, (1) preservation thereof is no longer desirable in the conduct of our business and (2) the loss thereof does not adversely affect the interests of the holders in any material respect.

    We will  not  consolidate  with or  merge  into  any  other  corporation  or
corporations   or  convey,   transfer  or  lease  our   properties   and  assets
substantially as an entirety to any person or persons unless:

    o the corporation or corporations formed by such consolidation or into which we are merged or the person or persons which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety, expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the outstanding debt securities and the performance of all of our covenants under the indenture;

    o immediately after giving effect to any such transaction no event of default, and no event which after notice or lapse of time would become an event of default, will have occurred and be continuing; and

    o we will have delivered to the trustee an officers' certificate and an opinion of counsel as provided in the indenture.

    We will not incur or permit to exist an mortgage, lien, pledge, charge or encumbrance of any kind upon our property to secure indebtedness without equally and ratably securing the outstanding debt securities of all series. This restriction shall not apply in certain circumstances, however, including the pledging by us of assets in connection with the incurrences of indebtedness in aggregate principal amount not exceeding 3% of our net tangible utility assets at any time outstanding. The indenture also excepts certain encumbrances from this restriction including, among other things:

    o liens for taxes not delinquent and liens for taxes which are delinquent but are being contested in good faith by us;

    o easements, rights of way, restrictions or reservations in our property for, among other things, roads, utility transmission and distribution facilities and other utility rights of way and immaterial defects in title;

    o purchase money mortgages on property acquired after the date of the indenture;

    o   liens existing on assets prior to the acquisition thereof; and

    o liens arising out of the refinancing, extension renewal or refunding of indebtedness secured by certain of the liens or encumbrances referred to above, including by any of the two immediately preceding clauses.

    Generally, personal property used in our ordinary business, including cash, accounts receivable, stock in trade, products generated or purchased by us, office equipment, motor vehicles, fuel and gas, are also excepted from this restriction.

    MODIFICATION OF INDENTURE: Without the consent of any holders of debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

    o to evidence the succession of another person to us and the assumption by any such successor of our covenants in the indenture and the debt securities; or

    o to add to our covenants for the benefit of the holders of all or any series of outstanding debt securities, or tranche thereof, or to surrender any right or power conferred upon us by the indenture; or

    o to add any additional events of default with respect to all or any series of outstanding debt securities; or

    o to change or eliminate any provision of the indenture or to add any new provision to the indenture; provided that if such change, elimination or addition will adversely affect the interests of the holders of debt securities of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when there is no debt security of such series or tranche remaining outstanding under the indenture; or

    o   to provide collateral security for the debt securities; or

    o to establish the form or terms of debt securities of any series or tranche as permitted by the indenture; or

    o to evidence and provide for the acceptance of appointment of a successor trustee under the indenture with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the indenture by more than one trustee; or

    o   to provide for the  procedures  required to permit the  utilization of a
        noncertificated   system  of   registration   for  any  series  of  debt
        securities; or

    o   to change any place where:

        -- the principal of and premium, if any, and interest, if any, on debt securities of any series, or any tranche thereof, shall be payable;

        -- any debt securities of any series, or any tranche thereof, may be surrendered for registration of transfer;

        -- debt securities of any series, or any tranche thereof, may be surrendered for exchange; and

        -- notices and demands to or upon us in respect of the debt securities of any series, or any tranche thereof, and the indenture may be served; or

    o to cure any ambiguity or inconsistency, or to make any other provisions with respect to matters or questions arising under the indenture, provided such other provisions shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

    The holders of a majority in aggregate principal amount of the debt securities of all series then outstanding under the indenture may, before the time compliance by us with certain restrictive provisions of the indenture is required, waive our compliance with one or more of such provisions. The holders of not less than a majority in principal amount of the debt securities of any series then outstanding under the indenture may waive any past default under the indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of such series affected.

    Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the indenture to require changes to the indenture or the incorporation therein of additional provisions or permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, are required by the Trust Indenture Act to be contained in the indenture, we and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to effect or reflect any such change, incorporation or elimination.

    In general and except as described above, the consent of the holders of not less than a majority in principal amount of the debt securities of all series then outstanding under the indenture, considered as one class, is required to add, change or eliminate any provision of the indenture pursuant to one or more supplemental indentures. If less than all of the series of debt securities outstanding under the indenture are directly affected by a supplemental indenture, however, then only the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series so directly affected, considered as one class, is required. Furthermore, if the proposed supplemental indenture shall directly affect the rights of the holders of debt securities of one or more, but less than all, of the tranches of any series issued in tranches, then only the consent of the holders of a majority in aggregate principal amount of the debt securities outstanding of all tranches so directly affected, considered as one class, shall be required. No such supplemental indenture will, without the consent of the holder of each debt security outstanding under the indenture of each such series or tranche directly affected thereby:

    o change the stated maturity of, or any installment of principal of or the rate of interest on (or the amount of any installment of interest on), any debt security, or reduce the principal thereof or redemption premium thereon, if any, or change the amount payable upon acceleration of a discount note or method of calculating the rate of interest thereon, or otherwise modify certain terms of payment of the principal thereof or interest or premium thereon;

    o reduce the percentage in principal amount of the debt securi ties outstanding under such series or tranche required to consent to any supplemental indenture or waiver of compliance with any provision of the indenture or any default under the indenture and its consequences, or to reduce the requirements for quorum and voting; or

    o  modify   certain  of  the   provisions  in  the  indenture   relating  to
       supplemental indentures, waivers of certain covenants and waivers of past defaults.

    A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities or of one or more tranches thereof, or which modifies the rights of the holders of debt securities of such series or tranche with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of any other debt securities.

    DEFEASANCE: The debt securities of any series, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the indenture (except as to any surviving rights of registration of transfer or exchange expressly provided for in the indenture), and our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the trustee, in trust:

    o  money in the amount which will be sufficient; or

    o direct obligations of, or obligations unconditionally guaranteed by, the United States of America and entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof, in each case which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee, will be sufficient; or

    o a combination of the preceding items which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such debt securities or portions thereof on and prior to the maturity thereof.

    As a condition to defeasing any series of debt securities as described above, we are obligated to obtain a legal opinion to the effect that the defeasance will be tax free to the holders of the debt securities to be defeased.

    TITLE: We, the trustee, and any agent of ours or the trustee may treat the registered holder of a debt security as the absolute owner thereof (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

                                  LEGAL MATTERS

    The legality of the debt securities offered hereby and all legal matters in connection therewith will be passed upon for us by Gould & Wilkie LLP, our general counsel, One Chase Manhattan Plaza, New York, New York and for any underwriter, dealer or agent by Pillsbury Winthrop LLP, One Battery Park Plaza, New York, New York.

                                     EXPERTS

    Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              PLAN OF DISTRIBUTION

    We may sell the debt securities:

    o through underwriters or dealers;

    o  directly to one or more purchasers; or

    o through agents.

    Each prospectus supplement will set forth the terms of the offering of the debt securities offered thereby, including the name or names of any underwriters, dealers or agents, the initial public offering price or purchase price of such debt securities, the proceeds we receive from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchange on which debt securities may be listed and the use of delayed delivery contracts, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Only firms named in a prospectus supplement are deemed to be underwriters, dealers or agents in connection with the debt securities offered thereby.

    If underwriters are used in the sale of the debt securities, such debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. Any underwriters with respect to any of the debt securities will be named in the prospectus supplement applicable to such debt securities and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase any of the debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such debt securities if any are purchased.

    Subject to certain conditions, we may agree to indemnify the several underwriters or agents and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising out of or based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in the registration statement, this prospectus, a prospectus supplement or the documents incorporated by reference herein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. See the applicable prospectus supplement.

    Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying debt security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the debt securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the debt securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the debt securities to be higher than it would otherwise be. The underwriters may engage in any such activities on any exchange or other market in which the debt securities may be traded. If commenced, the underwriters may discontinue those activities at any time. The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the debt securities being sold at that time.

    Underwriters, dealers and agents or their affiliates may engage from time to time in various general financing, investment banking and commercial banking transactions with us and certain of our affiliates.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  ITEM                                                  AMOUNT
                  -----                                                --------
Filing fee, Securities and Exchange Commission .....................   $  5,290
Printing of Registration Statement, Prospectus and Notes ...........      3,000*
Auditor's fees and expenses ........................................     20,000*
Expenses in connection with qualification of securities under
   blue sky laws including counsel fees ............................      2,000*
Legal services-- Central Hudson's counsel ..........................     65,000*
Authentication and delivery of Notes and Trustee's fees and expenses
   including counsel fees ..........................................      5,100*
Agents' counsel fee and expenses ...................................     42,000*
Rating agencies' fees ..............................................     70,000*
Miscellaneous disbursements ........................................      9,610*
                                                                       --------
   Total ...........................................................   $222,000*
                                                                       ========

----------------------
    * Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Directors and officers of the Registrant are in certain cases entitled, pursuant to provisions contained in Sections 721 through 726 of the New York Business Corporation Law ("BCL"), Article 11, Section 13, of the Bylaws of the Registrant, and the Registrant's Retirement Income Plan and Disability Plan, to indemnification against expenses and liabilities arising from their acts or omissions. The Bylaws of the Registrant contain provisions that the Registrant shall indemnify, to the full extent permitted by law, any person made, or threatened to be made, a party to any action or proceedings, whether civil or criminal, by reason of the fact that such person is or was a director or officer of the Registrant. The Registrant has entered into an indemnification agreement with each of its directors and officers. Each such agreement relates to indemnification by the Registrant to the full extent authorized or permitted by law for any civil or criminal action or proceeding arising by reason of that individual's role as a director or officer of the Board of Directors or as an officer or employee of the Registrant or service with any other corporation, partnership, joint venture, trust, employee benefit plan or enterprise in any such capacity at the request of the Registrant. In addition, the Registrant's Certificate of Incorporation exempts directors from certain liabilities arising out of events occurring on and after April 6, 1988, pursuant to Section 402(b) of the BCL. The Registrant, pursuant to authority granted by the BCL, has purchased liability insurance on behalf of itself and its directors and officers in connection with the corporate responsibilities of such directors and officers.

    The form of distribution agreement to which the offering contained in this Registration Statement relates also provides that the agents named therein will, under certain circumstances, indemnify the Registrant, its directors and officers, and any person who controls any thereof.






                                    - II-1 -

ITEM 16. EXHIBITS.

    Following  is the list of  Exhibits,  as required by Item 601 of  Regulation
S-K,  filed  as  part  of  the  Registration   Statement,   including   Exhibits
incorporated herein by reference:

EXHIBIT NUMBER
(REGULATION S-K
ITEM 601
DESIGNATION)                                                 EXHIBIT
------------                                                 -------
(1)                       --     Form of Distribution Agreement.

(4)                       --     Instruments defining the rights of security holders:

         (a)*                    --     Indenture, dated as of April 1, 1992, between Registrant and U.S.
                                        Bank Trust National  Association  (formerly known as First Trust of New York,  National  Association)  (as  successor  trustee to
                                        Morgan Guaranty Trust Company of New York), as Trustee, dated as of April 1, 1992  (previously  filed with the  Central  Hudson's
                                        Current  Report on Form  8-K,  dated May 27,  1992,  as  Exhibit
                                        (4)(ii)29).

         (b)                     --     Form of Officers' Certificate, establishing the Notes, with form of
                                          Note attached.

(5)                       --     Opinion of counsel re: legality.

(12)                      --     Statement showing the Computation of the Ratios of Earnings to Fixed
                                          Charges.

(23)                      --     Consents of experts and counsel.

         (a)                     --     Consent of PricewaterhouseCoopers LLP.

         (b)                     --     Consent of Gould & Wilkie LLP (contained in their opinion, a copy of which is filed as Exhibit (5)).

(24)                      --     Power of attorney for each officer and director signing the Registration
                                          Statement.

(25)                      --     Statement of Eligibility and Qualification on Form T-1 of U.S. Bank Trust
                                        National Association,  as trustee under the Indenture,  dated as of  April 1,  1992,  between  Registrant  and  U.S.  Bank  Trust
                                        National Association (formerly known as First Trust of New York,
                                        National  Association) (as successor  trustee to Morgan Guaranty
                                        Trust Company of New York), as Trustee.

------------
* Incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated

                                    - II-2 -
              maximum offered range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in the first paragraph of Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                    - II-3 -

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF POUGHKEEPSIE, AND STATE OF NEW YORK, ON THE 28TH DAY OF FEBRUARY, 2002.

                                  CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                              (Registrant)

                                  By         /s/ Steven V. Lant
                                     ------------------------------------------
                                      (Steven V. Lant, Chief Financial Officer)

    PURSUANT  TO  THE   REQUIREMENTS   OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



              SIGNATURES AND TITLES                              DATE
              --------------------                               -----
Principal Financial Officer and Director:

           /s/ Steven V. Lant                             February 28, 2002
------------------------------------------
 (Steven V. Lant, Chief Financial Officer)

PAUL J.  GANCI,  Chairman of the Board and
   Chief  Executive   Officer   (Principal
   Executive Officer) and Director;  DONNA
   S.  DOYLE,  Vice  President--Accounting
   and  Controller  (Principal  Accounting
   Officer);  CARL E.  MEYER and ARTHUR R.
   UPRIGHT, Directors

By         /s/ Steven V. Lant                             February 28, 2002
   -------------------------------------------
      (Steven V. Lant, Attorney-in-Fact)






                                    - II-4 -

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                                    EXHIBIT
-------                                                   -------
1                         --     Form of Distribution Agreement.

4                         --     Instruments defining the rights of security holders:

         (a)*                    --   Indenture, sated as of April, 1 1992, between Registrant
                                          and U.S. Bank Trust National  Association  (formerly
                                          known  as  First   Trust  of  New   York,   National
                                          Association)   (as   successor   trustee  to  Morgan
                                          Guaranty  Trust  Company of new York),  as  Trustee,
                                          dated as of April 1, 1992 (previously filed with the
                                          Central  Hudson's  Current Report on Form 8-K, dated
                                          May 27, 1992, as Exhibit (4)(ii)29).

         (b)                     --     Form of Officers' Certificate, establishing the Notes,
                                          with form of Note attached.

5                         --     Opinion of counsel re: legality.

12                        --     Statement showing the Computation of the Ratios of Earnings to Fixed
                                          Charges.

23                        --     Consents of experts and counsel:

         (a)                     --     Consent of PricewaterhouseCoopers LLP.

         (b)                     --     Consent  of Gould & Wilkie LLP  (contained  in their
                                          opinion, a copy of which is filed as Exhibit (5)).

24                        --     Power of attorney for each officer and director signing the
                                          Registration Statement.

25                        --     Statement of Eligibility and Qualification on Form T-1 of U.S
                                          Bank Trust  National  Association,  as trustee under
                                          the  Indenture,  dated as of April 1, 1992,  between
                                          Registrant and U.S. Bank Trust National  Association
                                          (formerly known as First Trust of New York, National
                                          Association)   (as   successor   trustee  to  Morgan
                                          Guaranty Trust Company of New York), as Trustee.

--------------
* Incorporated herein by reference.